UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 13, 2020, the U.S. Food & Drug Administration (the “FDA”) authorized the emergency use of Applied DNA Sciences, Inc.’s (the “Company”) patent-pending LineaTM COVID-19 Assay Kit (the “Diagnostic Kit”), subject to the terms of the FDA’s Emergency Use Authorization (“EUA”). Consistent with and subject to the terms of the EUA, the Diagnostic Kit (with authorized labeling) may be distributed to and used by Authorized Laboratories (as defined below) to detect SARS-CoV-2, the virus that causes COVID-19. Authorized Laboratories may, depending on availability, immediately begin purchasing Diagnostic Kits from the Company.

The Diagnostic Kit is a rRT-PCR (reverse transcription, Real Time Polymerase Chain Reaction)-based assay designed to detect specific highly conserved target sequences of the SARS-CoV-2 Spike (S) gene. The Diagnostic Kit is an advanced single-well multiplex test that the Company believes allows for simple set up and higher-throughput as compared to tests that require multiple wells per test. The Diagnostic Kit is configured to run on the FDA-approved Applied Biosystems QuantStudio™ Dx real-time PCR instrument, which allows for testing results for up to 94 samples within one hour, or more than 2,000 tests in 24 hours per device.

The EUA was issued pursuant to Section 564 of the Federal Food, Drug, and Cosmetic Act following (i) the determination by the Secretary of the Department of Health and Human Services on February 4, 2020 that there is a public health emergency that has a significant potential to affect national security or the health and security of United States citizens living abroad, and that involves the virus that causes COVID-19 and (ii) the declaration on the basis of such determination that circumstances exist justifying the authorization of emergency use of in vitro diagnostics for detection and/or diagnosis of the virus that causes COVID-19.

The FDA concluded that the Diagnostic Kit meets the criteria for issuance of an EUA for a limited indication, the “qualitative detection of nucleic acid from SARS-CoV-2 in upper respiratory specimens including nasal swabs, self-collected at a healthcare location or collected by a healthcare worker, and nasopharyngeal swabs and oropharyngeal swabs, nasopharyngeal wash/aspirate or nasal aspirates collected by a healthcare worker from individuals who are suspected of COVID-19 by their healthcare provider.” The scope of the EUA is expressly limited to use consistent with the Instructions for Use by authorized laboratories, certified under the Clinical Laboratory Improvement Amendments of 1988 (CLIA) to perform high complexity tests (the “Authorized Laboratories”). The EUA will be effective until the declaration that circumstances exist justifying the authorization of the emergency use of in vitro diagnostics for detection and/or diagnosis of COVID-19 is terminated or until the EUA’s prior termination or revocation.

The Diagnostic Kit has not been FDA cleared or approved, and the EUA’s limited authorization is only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens. There is no guarantee that the Company’s collaborators or customers will purchase or use the Diagnostic Kit, that any sales of Diagnostic Kits by the Company will generate any revenue or profits, or that the Company will ever be successful in obtaining regulatory clearance or approval for any product that incorporates its products or technology.

The foregoing description is qualified in its entirety by reference to the text of the FDA’s letter issuing the EUA and the Instructions for Use, which are each available on the FDA’s website at https://www.fda.gov/medical-devices/emergency-situations-medical-devices/emergency-use-authorizations. The information on, or that may be accessed through, the FDA’s website is not incorporated by reference into and should not be considered a part of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2020	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer